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                                                                    Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


To the Board of Directors and
Management of Safety-Kleen Corp.:




As independent public accountants, we hereby consent to the incorporation of our reports included in or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 2-97490, File No. 2-67421, File No. 33-34892, File No. 33-51396, File No. 2-97196,
File No. 33-56371) and on Form S-3 (File No. 22-806, File No. 33-18043, File No. 33-15010, File No. 33-27174, File No. 33-30519, File No. 33-35008 and File No.
33-44715).


                                          /s/ Arthur Andersen LLP

Chicago, Illinois
March 27, 1996